Exhibit 99.2

STRICTLY PRIVATE AND CONFIDENTIAL Investor Presentation A u g u s t 2020 HBT Financial, Inc.

Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements. Forward-looking statements may include statements relating to our future plans, strategies and expectations, as well as the economic impact of COVID-19 and the related impacts on our future financial results and statements about our near-term outlook, including near-term loan growth, net interest margin, provision for loan losses, service charges on deposit accounts, mortgage banking profits, wealth management fees, expenses, asset quality, capital levels and continued earnings. Forward looking statements are generally identifiable by use of the words ‘‘believe,’’ “may,” “will,” “should,” “could,” “expect,” “estimate,” “intend,” “anticipate,” “project,” “plan” or similar expressions. Forward looking statements are frequently based on assumptions that may or may not materialize and are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated or projected and which could materially and adversely affect our operating results, financial condition or prospects include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; the composition of our loan portfolio; time and effort necessary to resolve nonperforming assets; environmental liability associated with our lending activities; the effects of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin, our investments, and our loan originations, and our modelling estimates relating to interest rate changes; our access to sources of liquidity and capital to address our liquidity needs; our inability to receive dividends from the chartered banks we own (the “Banks”), pay dividends to our common stockholders or satisfy obligations as they become due; the effects of problems encountered by other financial institutions; our ability to achieve organic loan and deposit growth and the composition of such growth; our ability to attract and retain skilled employees or changes in our management personnel; any failure or interruption of our information and communications systems; our ability to identify and address cybersecurity risks; the effects of the failure of any component of our business infrastructure provided by a third party; our ability to keep pace with technological changes; our ability to successfully develop and commercialize new or enhanced products and services; current and future business, economic and market conditions in the United States generally or in Illinois in particular; the geographic concentration of our operations in the State of Illinois; our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business; our ability to attract and retain customer deposits; our ability to maintain our Banks’ reputations; possible impairment of our goodwill and other intangible assets; the impact of, and changes in applicable laws, regulations and accounting standards and policies; our prior status as an “S Corporation” under the applicable provisions of the Internal Revenue Code of 1986, as amended; possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations; the effectiveness of our risk management and internal disclosure controls and procedures; market perceptions associated with certain aspects of our business; the one-time and incremental costs of operating as a standalone public company; our ability to meet our obligations as a public company, including our obligations under Section 404 of Sarbanes-Oxley; and damage to our reputation from any of the factors described above or elsewhere in this presentation. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update any forward-looking statement in the future, or to reflect circumstances and events that occur after the date on which the forward-looking statement was made. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While HBT Financial, Inc. (“HBT” or the “Company”) believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax equivalent adjustments assume a federal tax rate of 21% and state income tax rate of 9.50% during the three and six months ended June 30, 2020, three months ended March 31, 2020, and years ended December 31, 2019 and 2018, a federal tax rate of 35% and state income tax rate of 8.63% for the year ended December 31, 2017, and a federal tax rate of 35% and state income tax rate of 7.75% for the year ended December 31, 2016. For a reconciliation of the non-GAAP measures we use to the most comparable GAAP measures, see the Appendix to this presentation. 2

Company snapshot

Overview

- ✓ Company incorporated in 1982 from base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, IL, with operations in Central Illinois and the Chicago MSA
- ✓ Leading market position in majority of core mid-sized markets in Central Illinois
- ✓ Strong deposit franchise with 14bps cost of deposits, 99% core deposits[2]
- ✓ Conservative credit culture, with 2bps NCOs on originated loans during the six months ended June 30, 2020[3]
- ✓ High profitability sustained through cycles

Loan composition



Municipal, consumer & other 5%
C&I 18%
Commercial
CRE–Owner occupied 10%
Agricultural & farm land 10%
CRE–Non-owner occupied 24%
Regulatory CRE
C&D 11%
Multi-family 8%
1-4 Family residential 14%

Deposit composition



Time 10%
Noninterest-bearing demand 29%
Interest-bearing demand 29%
Money Market 16%
Savings 16%

Financial highlights ($mm)

	As of or for the period ended	2017	2018	2019	1H20
Balance sheet	Total assets	$3,313	$3,250	$3,245	$3,501
	Total gross loans, HFI[1]	2,116	2,144	2,164	2,276
	Total deposits	2,856	2,796	2,777	3,015
	% Core deposits[2]	98.5%	98.7%	98.4%	99.2%
	Loans-to-deposits	74.1%	76.7%	77.9%	75.5%
Key performance indicators	Adjusted ROAA[4]	1.20%	1.55%	1.78%	1.00%
	Adjusted ROATCE[4]	13.0%	16.7%	18.3%	10.5%
	Cost of deposits	0.17%	0.21%	0.29%	0.19%
	NIM[5]	4.01%	4.25%	4.38%	3.79%
	Yield on loans	5.09%	5.35%	5.51%	4.86%
	Efficiency ratio[5]	57.7%	54.3%	53.1%	62.6%
Credit & capital	NCOs / loans	0.15%	0.23%	0.07%	0.05%
	Originated NCOs / loans[3]	0.14%	0.17%	0.04%	0.02%
	NPLs / gross loans	1.04%	0.74%	0.88%	0.61%
	Originated NPLs / loans[3]	0.85%	0.54%	0.54%	0.43%
	NPAs / Loans + OREO	1.81%	1.18%	1.11%	0.81%
	Originated NPAs / Loans + OREO	1.17%	0.61%	0.59%	0.48%
	CET1 (%)	12.1%	12.7%	12.2%	12.4%

Note: Financial data as of and for the three months ended June 30, 2020 unless otherwise indicated; [1] Gross loans includes loans before allowance for loan losses; excludes loans held for sale; [2] Core deposits defined as all deposits excluding time deposits of $250,000 or more and brokered deposits; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [3] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; metrics derived from originated loan data are non-GAAP metrics; for a reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; [4] Metric based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; net income presented on C-Corporation equivalent basis; [5] Tax-equivalent basis metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

3

Experienced executive management team with deep community ties Fred L. Drake Chairman and CEO 37 years with Company 40 years in industry J. Lance Carter President and Chief Operating Officer 18 years with Company 26 years in industry Patrick F. Busch Chief Lending Officer, President of Heartland Bank 25 years with Company 42 years in industry Matthew J. Doherty Chief Financial Officer 10 years with Company 28 years in industry Lawrence J. Horvath Senior Regional Lender, Heartland Bank 10 years with Company 34 years in industry Larry J. Kallembach Chief Information Officer 4 years with Company 42 years in industry Mark W. Scheirer Chief Credit Officer 9 years with Company 28 years in industry Andrea E. Zurkamer Chief Risk Officer 7 years with Company 20 years in industry Diane H. Lanier Chief Retail Officer 23 years with Company 35 years in industry 4

Our history Fred Drake named President and CEO of Heartland Bank and Trust Company and led its entry into Bloomington-Normal 1992 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in Central IL M.B. Drake starts bank in Central IL 1920 HBT Financial, Inc. incorporated as a multi- bank holding company owning three banks 1982 1997 All five banks owned by HBT Financial, Inc. were merged into Heartland Bank and Trust Company Wave of FDIC- assisted and strategic acquisitions, including expansion into the Chicago MSA 2010-2015 Acquisition of Lincoln S.B. Corp (State Bank of Lincoln) 20181 Company crosses $1bn in assets 2007 1999 - 2008 Entry into several new markets in Central IL through de novo branches and acquisitions 1 Although the Lincoln Acquisition is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company 2019 Completed IPO in October 5

Our markets Company branches outside of Chicago MSA Company branches in Chicago MSA Lake Kane DeKalb Cook Will Kendall LaSalle Bureau Grundy Ford McLean De Witt Logan Tazewell Peoria Marshall Woodford Champaign Exposure to mid-sized markets and the Chicago MSA Branch locations Chicago MSA 34% Mid-sized markets 66% Deposits Chicago MSA 50% Mid-sized markets 50% Loans Chicago MSA 33% Mid-sized markets 67% Branches $2.3bn $3.0bn 63 branches Note: Financial data as of June 30, 2020 6

Our core operating principles Continue disciplined growth ◼ Grow conservatively in our core mid-sized markets and in the Chicago MSA via organic channels and through M&A ◼ Pursue strategically compelling and financially attractive growth opportunities that are consistent with our culture Uphold our Midwestern values ◼ Long-time family-owned bank that demonstrates our values through hard work, perseverance, and doing the right thing ◼ Committed to all stakeholders, including our customers, employees, communities, and shareholders Prioritize safety and soundness ◼ Preserve asset quality through prudent underwriting standards ◼ Robust compliance management framework emphasizing sound governance practices ◼ Protect stable core deposit base through excellent customer service Maintain strong profitability ◼ Consistently generate strong earnings throughout various economic cycles, supported by: ◼ Leading deposit share in our core markets ◼ Underwriting attractively priced loans ◼ Robust credit risk management framework ◼ Diversified sources of fee income 7

Business strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in Central IL banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Nearly all loans originated to borrowers domiciled within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 3 deposit market share rank in 6 of 7 largest core mid-sized markets in Central Illinois) that contributes to our strong core deposit base and funding advantage
- Continue to deploy our excess deposit funding (75% loan-to-deposit ratio) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will continue to be a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by only 4bps NCOs on loans originated by the Company in 2019[1]

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 8 community bank acquisitions in the last 13 years
- Chicago MSA, in particular, has ~100 banking institutions with less than $1bn in assets
- 1.78 ROAA%[2] and 4.38% NIM[3] in 2019, well above peer medians
- Highly profitable through the Great Recession

[1] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; metrics derived from originated loan data are non-GAAP metrics; for a reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; [2] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations"; net income presented on C-Corporation equivalent basis; [3] Metrics presented on tax equivalent basis; peer metrics shown FTE where available; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

8

Q2 2020 highlights Continued disciplined growth ◼ Total assets increased $288 million, or 9%, from the linked quarter, driven by strong deposit growth and the addition of $178 million of PPP loans ◼ Total deposits increased by $284 million, or 10%, from the linked quarter, as cost of total deposits declined by 9 basis points to just 0.14% ◼ Loan-to-deposits ratio decreased to 75% from 78% in 1Q20 Upheld Midwestern values ◼ Supported clients through waiving or refunding certain deposit fees, loan deferrals and PPP loans ◼ Placed the health of customers and employees first by implementing enhanced cleaning protocols and other safety measures at all locations Maintained strong profitability ◼ Net income of $7.4 million, or $0.27 per diluted share; return on average assets (ROAA) of 0.86%; and return on average tangible common equity (ROATCE)(1) of 9.29% ◼ Adjusted net income(1) of $8.2 million; or $0.30 per diluted share, adjusted ROAA(1) of 0.95%; and adjusted ROATCE(1) of 10.29% Prioritized safety and soundness ◼ Nonperforming loans totaled $14.0 million, or 0.61% of total loans, compared with $15.4 million, or 0.72% of total loans, at 1Q20, and $25.1 million, or 1.14% of total loans, at 2Q19 ◼ Recorded net recoveries of $63 thousand, delinquencies declined, nonperforming assets declined, a relatively small number of borrowers required a second deferral, and over 60% of loans modified due to a COVID-19 financial hardship have returned to regular payments 1 See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. 9

Near-Term Outlook ◼ Active participant in the Paycheck Protection Program (PPP); through June 30, 2020: ➢ Approved and funded $184 million of PPP loans to 2,245 businesses representing approximately 24,000 employees ➢ Average loan size of $82,000 and median loan size of $25,000 ➢ Fees of $7.5 million collected or expected on loans funded ◼ Loan pipelines are lower year-over-year and near-term loan growth (excluding the impact of PPP loans) is expected to be flat to a slight decline ◼ NIM pressure (excluding the impact of PPP loans and excess liquidity) is expected to moderate in Q3 2020 ◼ Unless economic conditions and outlook worsen, we expect a smaller provision for loan losses in the second half of 2020 compared to the first half of 2020 ◼ Service charges on deposit accounts are expected to improve in the second half of 2020, but still be below 2019 levels ◼ Mortgage banking profits are expected to remain strong in Q3 2020 based on current pipelines and premiums ◼ Noninterest expenses are expected to decline modestly from Q2 2020 levels in Q3 2020 ◼ Conservative underwriting philosophy helps to mitigate near-term asset quality pressure and current credit metrics remain solid ◼ As an emerging growth company relying on the extended transition period for new or revised accounting standards, the Current Expected Credit Loss (CECL) standard will be effective for the company in 2023 ◼ We believe our strong capital levels and continued earnings should allow the company to continue supporting clients and its current cash dividend 10

Investment highlights 4 1 2 3 5 Track record of successfully integrating acquisitions Consistent performance through cycles Leading market position in core mid-sized markets, with growth opportunity in the Chicago MSA Stable, low-cost deposit base Prudent risk management 11

Company’s performance compares favorably to peers . . . Cost of deposits 0.29% 0.84% Yield on loans 5.51% 5.27% Net interest margin (tax equivalent basis)2 4.38% 3.80% 77.9% 92.4% Loans-to-deposits 53.1% 56.8% Efficiency ratio (tax equivalent basis)2 Source: S&P Global Market Intelligence Note: Financial data as of and for the twelve months ended December 31, 2019; Peer data as of and for the twelve months ended December 31, 2019 (as available as of May 15, 2020) 1 Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to- assets less than 2.00% for the year ended December 31, 2019; 2 Metrics presented on tax equivalent basis; peer metrics shown FTE where available; for reconciliation with GAAP metric, see “Non- GAAP reconciliations”; 3 Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metric, see “Non-GAAP reconciliations”; net income presented on C- Corporation equivalent basis Company High-performing peers1 1.78% 1.49% Adjusted ROAA3 18.3% 14.9% Adjusted ROATCE3 1 2019 Performance 12

1 . . . and has been sustained through cycles . . .

Drivers of profitability

1. **Strong, low-cost deposits supported by our leading market share in core mid-sized markets**
2. **Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans**
3. **A robust credit risk management framework to prudently manage credit quality**
4. **Diversified sources of fee income, including in wealth management**

Pre-tax return on average assets (%)


Company
Company Adjusted[1]
High Performing Peer Median[2]
3.00%
2.75%
2.50%
2.25%
2.00%
1.75%
1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
2006
2007
2008
2009
2010
2011[1]
2012[1]
2013[1]
2014
2015
2016
2017
2018
2019

Consistent outperformance, even during periods of broad economic stress

Source: S&P Global Market Intelligence; For January 1, 2006 through June 30, 2012, the Company's pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; [1] This non-GAAP presentation adjusts HBT's pre-tax ROAA to exclude the following significant non-recurring items in the following years: 2011: $25.4 million bargain purchase gains; 2012: $11.4 million bargain purchase gains, $9.7 million net realized gain on securities, and $6.7 million net positive adjustments on FDIC indemnification asset and true-up liability; 2013: $9.1 million net realized loss on securities and $6.9 million net loss related to the sale of branches; [2] Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00% for the year ended December 31, 2019

HBT Financial

13

1 . . . driving compelling tangible book value growth

Tangible book value per share over time ($ per share)[1]


TBVPS CAGR[1]: 12.0%
TBVPS CAGR[1]: 14.7%
$4.69
$5.38
$6.10
$6.91
$10.15
$12.56
$12.93
$14.72
$15.33
$16.25
$16.23
$17.27
$17.80
$(7.26)
$10.54
$11.12
$11.68
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
IPO Diultion[2]
3Q19 IPO Adjusted[2]
2019
2Q20

Cumulative effect of dividends paid ($ per share)[3]


$0.20
$0.40
$0.60
$0.79
$1.53
$1.76
$2.03
$2.37
$3.21
$5.01
$5.88
$7.83
$0.30
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
3Q19
2019
2Q20

[1] For reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [2] In 2019, HBT Financial issued and sold 9,429,794 shares of common stock at a price of $16 per share. Total proceeds received by the Company, net of offering costs, were $138.5 million and were used to fund a $170 million special dividend to stockholders of record prior to the initial public offering. Amount reflects dilution per share attributable to newly issued shares in initial public offering (IPO) and special dividend payment. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" 3 Excludes dividends paid to S Corp shareholders for estimated tax liability prior to conversion to C Corp status on October 11, 2019. Excludes $170 million special dividend funded primarily from IPO proceeds. For reconciliation with GAAP metric, see "Non-GAAP reconciliations"

HBT Financial

14

Leading market position in core mid-sized markets . . . Top 3 deposit share rank in 6 of 7 largest core mid-sized markets in Central Illinois Company Market County % of Company deposits Deposits ($mm) Branches Market share Rank Population (000) Money Center share1 McLean $508 9 16.6% 2 172 13.0% DeKalb 334 7 14.2% 4 105 – Tazewell 228 7 8.2% 2 133 – Logan 226 4 38.6% 1 29 – Woodford 209 7 28.5% 2 39 – Cook 198 2 0.1% 57 5,197 38.5% Bureau 192 4 20.7% 1 33 – De Witt 157 3 37.9% 2 16 – Other Counties 721 21 Company market share by county 26% 6% 7% 7% 8% 8% 8% 12% 18% Note: Data as of June 30, 2019 Source: S&P Global Market Intelligence; Note: Analysis excludes deposits from non-retail branches; McLean County excludes State Farm Bank given its lack of retail banking locations 1 Money Center banks include Chase, Bank of America, Wells Fargo, and Citibank Shaded counties denote Company’s top mid-sized markets by deposit share 2 15

2 . . . with growth opportunity in the Chicago MSA

Overview

- Entered market in 2011 with acquisition of Western Springs National Bank
- Chicago MSA is home to >9.5mm residents, with an annual GDP >$675bn
- Second largest MSA in the country for middle market businesses[1]
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Match-funded loan growth as evidenced by 110% loan-to-deposit ratio within the Chicago MSA
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multifamily, mixed use, industrial, retail, and office

Chicago MSA comprises a major component of our business . . .

34% of deposits

50% of loans

33% of branches

. . . and continues to grow

Loans within the Chicago MSA ($mm)



CAGR of 4.9% ex. PPP loans
Non-PPP Chicago MSA
PPP Chicago MSA
68
897
900
941
1,021
1,063
2016
2017
2018
2019
2Q20
CAGR of 6.8%

Note: Financial data as of June 30, 2020 unless otherwise indicated
[1] Middle market firms are defined as businesses with revenues between $10mm and $1bn

HBT Financial

16

18% 20% 10% 18% 2016 2Q19 2016 1Q19 0.17% 0.16% 0.16% 0.15% 0.17% 0.17% 0.18% 0.17% 0.17% 0.20% 0.24% 0.24% 0.29% 0.30% 0.29% 0.26% 0.23% 0.14% 0.25% 0.24% 0.27% 0.27% 0.26% 0.30% 0.35% 0.36% 0.40% 0.51% 0.63% 0.70% 0.77% 0.87% 0.89% 0.83% 0.70% 0.43% Company cost of deposits High performing peers cost of deposits Stable, low-cost deposit base . . . Cost of deposits remains considerably below peers Source: S&P Global Market Intelligence Note: Financial data as of and for the three months ended June 30, 2020 unless otherwise indicated; Peer data as of and for the three months ended June 30, 2020 (as available as of August 17, 2020); 1 Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00% for the year ended December 31, 2019 Historical time deposit composition (%) 1 Company High performing peers1 (8%) (2%) 2Q20 2Q20 3 17

3 . . . has supported NIM trends

- The 150 basis point reduction in the target federal funds rate in March 2020 pressured the net interest margin in 2Q20
- Approximately 15 basis points of the decline in NIM during 2Q20 was due to excess liquidity that was used to fund the PPP loans and held in overnight funds at the Federal Reserve
- 45% of the loan portfolio matures or reprices within the next 12 months
- Loan mix is 62% fixed rate and 38% variable rate; 50% of variable rate loans have floors and 79% of those loans have hit their floors

Company



FTE NIM[1]
GAAP NIM
Accretion of acquired loan discounts contribution to Company GAAP NIM
4.01%
4.25%
4.38%
4.06%
3.55%
3.83%
4.16%
4.31%
4.00%
3.49%
2017
2018
2019
1Q20
2Q20
16bps
13bps
7bps
5bps
1bp

High performing peers[2]



3.72%
3.83%
3.80%
3.71%
3.37%
2017
2018
2019
1Q20
2Q20

Source: S&P Global Market Intelligence; Note: Peer group NIMs shown on FTE basis when available; (data for peers as available through August 17, 2020); [1] Tax-equivalent basis metric; for reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [2] Represents 30 high performing major exchange-traded banks headquartered in the Midwest with $1.5-10bn in assets, core return on average assets greater than 1.10% and non-performing assets-to-assets less than 2.00% for the year ended December 31, 2019

HBT Financial

18

4 Track record of successfully integrating acquisitions

2007
BankPlus
Morton, IL
$231mm deposits

2010
Bank of Illinois
Normal, IL
FDIC-assisted
$176mm deposits

2011
Western Springs National Bank
Western Springs, IL
FDIC-assisted
$184mm deposits

Bank of Shorewood
Shorewood, IL
FDIC-assisted
$105mm deposits

2012
Farmer City State Bank
Farmer City, IL
$70mm deposits

Citizens First National Bank
Princeton, IL
FDIC-assisted
$808mm deposits

2015
National Bancorp, Inc. (American Midwest Bank)
Schaumburg, IL
$447mm deposits

2018
Lincoln S.B. Corp (State Bank of Lincoln)[1]
Lincoln, IL
$357mm deposits

[1] Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company

HBT Financial

19

5 Prudent risk management

Framework and key policies

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers with 93% of portfolio originated by HBT team (vs. acquired)
- Centralized credit underwriting group that evaluates all exposures over $500,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring

Balance sheet composition as of June 30, 2020



Loans
Cash & securities
Other assets
Other liabilities
Noninterest-bearing deposits
Interest-bearing deposits
Borrowings
Equity
75% L/D ratio

Historical net charge-offs (%)



NCOs / Loans
Originated NCOs / Originated Loans¹
0.23%
0.15%
0.23%
0.07%
0.05%
0.08%
0.14%
0.17%
0.04%
0.02%
2016
2017
2018
2019
1H20

Originated and acquired loans[1] ($mm)



Originated
Originated - PPP
Acquired
417
291
220
165
144
178
1,689
1,825
1,924
1,998
1,954
2016
2017
2018
2019
2Q20
4.3% Originated Loan CAGR

[1] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria; Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank or Lincoln Bank; originated loan CAGR excludes PPP loans

HBT Financial

20

Impact of COVID-19 in Illinois Source: U.S. CDC, Johns Hopkins Coronavirus Resource Center, the Illinois Department of Public Health (IDPH), and Illinois.gov; COVID-19 case data is as of or through August 17, 2020 Cumulative COVID-19 Cases in Illinois ◼ Illinois is averaging approximately 1,700 new COVID-19 cases each day thus far in August. That’s about 550 more new infections per day compared to July, when an average of 1,150 new cases were being confirmed daily but still down from peak levels in May ◼ With COVID-19 metrics headed in the right direction, Illinois entered Phase 4 of its reopening plan on June 26th ➢ Allows restaurants and bars to open for indoor dining at fractional capacity and gatherings of up to 50 people ➢ Gyms, movie theaters, casinos, and video game establishments are also allowed to operate ◼ Illinois has declined from the state with the third highest number of cumulative COVID-19 cases in May to number six after CA, FL, TX, NY and GA ◼ 56% of Illinois’ cumulative COVID-19 cases are in Cook County ◼ The impact of COVID-19 is more moderate in markets outside Cook County and adjacent counties ◼ Illinois is only likely to transition to Phase 5 of its reopening plan, a full reopening, when a vaccine or highly effective COVID-19 treatment is available ➢ All sectors reopen in Phase 5 with businesses, schools, and recreation resuming normal operations and festivals and large events permitted to take place ◼ Illinois may return to Phase 3 if there is a resurgence in COVID-19 cases ➢ Manufacturing, offices, retail, barbershops and salons would be open to the public, but with capacity restrictions and gatherings limited to 10 people or fewer. Bars and restaurants would be allowed to remain open for delivery, carry-out, and drive through service only. 0 50,000 100,000 150,000 200,000 250,000 2/28 3/31 4/30 5/31 6/30 7/31 8/17 COVID-19 Cases in the last 7 Days in Select U.S. States 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 CA TX FL GA IL 21

COVID-19: Customer, Community, and Employee Support Efforts Initial Response ◼ Business Continuity Plan (BCP) activated ◼ Executive leaders began meeting daily to discuss COVID-19 considerations ◼ Enhanced disinfecting and cleaning protocols implemented at all facilities Customer and Community Initiatives ◼ Keeping customers updated via our COVID-19 Response web page and email communications ◼ Offering loan payment deferrals to customers experiencing financial hardship due to COVID-19 ◼ Participating in the SBA’s Paycheck Protection Program (PPP) ◼ Selectively waiving or refunding overdraft and ATM fees, as well as time deposit early withdrawal penalties, to customers experiencing financial hardship due to COVID-19 ◼ Maintaining regular business hours at branches and the call center to serve customers ◼ Reopened branch lobby service in all but one location by July 13, 2020 ◼ Providing faster turnaround for increased online deposit account opening demand ◼ Providing access to 20+ digital courses for students in grades K-12 on critical topics including financial education, mental wellness, compassion, digital wellness, and more Employee Programs ◼ Executive leaders and HR department communicating frequently with employees around COVID-19 risks, including the addition of an employee reference page on Company intranet ◼ Enabling work from home for many employees and adjusting branch services to ensure a safe environment ◼ Social distancing employees who need to report to the office, postponing nonessential travel and group training events, and mandating meetings be held by conference call ◼ Providing employees and their families access to a free confidential counseling service ◼ No layoffs or furloughs 22

Paycheck Protection Program (PPP) Details PPP Loan Originations during the Three Months Ended June 30, 2020 PPP Loans by Portfolio as of June 30, 2020 Portfolio Balance ($000) Commercial and industrial $166,868 Agricultural and farmland 4,027 Municipal, consumer, and other 7,063 Total PPP Loans $177,958 ◼ Originated $184 million of PPP loans during the three months ended June 30, 2020 ◼ PPP loan balances, net of deferred origination fees, totaled $178 million (8% of total loans) as of June 30, 2020 ◼ Net deferred origination fees on PPP loans totaled $6.2 million as of June 30, 2020 ◼ Fee income of $7.5 million amortized over life of loan; accelerated upon forgiveness or repayment ◼ Direct origination costs of $0.5 million reduced primarily salaries and benefits expenses during the three months ended June 30, 2020 ◼ Net deferred origination fees on PPP loans of $0.9 million were recognized as loan interest income during the three months ended June 30, 2020 ◼ PPP loans support an estimated 24,000 jobs By Loan Size Count Loan Amount ($000) Fee Percentage Origination Fee ($000) Less than $350,000 2,149 $107,833 5.0% $5,392 Over $350,000, but less than $2,000,000 94 69,254 3.0% 2,077 Over $2,000,000 2 7,085 1.0% 71 Total 2,245 $184,172 $7,540 23

COVID-19 Related Loan Modifications

Loan Modifications as of July 17, 2020 ($mm)

Portfolio	Number of Loans Modified	Balance with Modification	June 30, 2020 Portfolio Balance	Percentage Modified
Commercial Real Estate[1]	161	$175.5	$969.4	18.1%
Commercial[2]	183	85.0	636.8	13.3%
Agriculture and Farmland	7	4.2	239.1	1.7%
1-4 Family Residential	168	19.6	308.1	6.4%
Municipal, Consumer, & Other	31	0.6	122.4	0.5%
Total	**550**	**$284.9**	**$2,275.8**	**12.5%**

- Substantially all loan modifications were for a three-month interest-only period or a one-month payment deferral
- 66% of the balances modified were granted interest-only payments and 34% of the balances modified were granted a full payment deferral

Monthly Loan Modification Trends[3] ($mm)



247
191
$128
$128
58
$13
49
$14
5
$2
March
April
May
June
July 17
Number
Balance as of July 17

Current Status of Modified Loans as of July 17, 2020 ($mm)

	Number	Balance	Percentage
Returned to Regular Payments	317	$172.7	60.6%
Received Additional Modification	31	29.2	10.3%
Still in Original Modification	202	83.0	29.1%
Total	**550**	**$284.9**	

- Majority of loans still in original modification are expected to return to regular payments during Q3 2020

[1] Includes non-owner occupied CRE, construction and land development, and multi-family
[2] Includes commercial and industrial and owner-occupied CRE
[3] Original month modified

HBT Financial

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Loan Portfolio Overview: Commercial Real Estate ◼ $969 million portfolio as of June 30, 2020 ➢ $535 million in non-owner occupied CRE primarily supported by rental cash flow of the underlying properties ➢ $248 million in construction and land development loans primarily to developers to sell upon completion or for long-term investment ➢ $186 million in multi-family loans secured by 5+ unit apartment buildings ◼ Vast majority of loans originated to experienced real estate developers within our markets ◼ Guarantees required on majority of originated loans Multi-Family 28% Retail 14% Warehouse/ Manufacturing 13% Office 12% Senior Living Facilities 9% 1-4 Family Construction 7% Land and Lots 5% Medical 3% Hotels 3% Auto Repair & Dealers 2% Other* 4% Commercial Real Estate Loan Mix * Includes restaurant/bar exposure of $11.0 million or 1.1% of CRE loans 25

Loan Portfolio Overview: Commercial ◼ $408 million C&I loans outstanding as of June 30, 2020 ➢ For working capital, asset acquisition, and other business purposes ➢ Underwritten primarily based on borrower’s cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market ◼ $229 million owner-occupied CRE outstanding as of June 30, 2020 ➢ Primarily underwritten based on cash flow of business occupying properties and supported by personal guarantees; loans based primarily in-market ◼ Balances on existing lines of credit were $58.4 million lower at June 30, 2020 compared to March 31, 2020 and $45.8 million lower compared to June 30, 2019 Auto Repair & Dealers 15% Health Care and Social Assistance 15% Other 12% Real Estate and Rental and Leasing 11% Wholesale Trade 10% Construction 8% Arts, Entertainment, and Recreation 7% Retail Trade- Other 6% Professional, Scientific, and Technical Services 5% Manufacturing 4% Restaurants and Bars 4% Finance and Insurance 3% Commercial Loan Mix1 1 Commercial loan mix excludes $167 million in PPP loans 26

Loan Portfolio Overview: Agriculture and Farmland ◼ $239 million portfolio as of June 30, 2020 ➢ 57% real estate loans secured by farmland ➢ 41% production, of which most is corn and soybeans ➢ 2% PPP loans ◼ Federal crop insurance programs mitigate production risks ◼ No customer accounts for more than 4% of ag portfolio ◼ Over 70% of agricultural borrowers have been with the Company for at least 10 years, and nearly half for more than 20 years Agriculture and Farmland Loan Mix1 Farmland 58% Crops 35% Equipment finance 4% Livestock 3% 1 Agriculture and Farmland loan mix excludes $4 million in PPP loans 27

Loan Portfolio Overview: 1-4 Family Residential Mortgage ◼ $308 million in-house portfolio as of June 30, 2020 1st Mortgages Non-owner Occupied 48% HELOCs and 2nd Mortgages 27% 1st Mortgages Owner Occupied 25% 1-4 Family Residential Loan Mix ◼ $1.09 billion sold to the secondary market with servicing retained as of June 30, 2020 ◼ Loan modifications related to COVID-19 offered in the form of forbearance ➢ As of July 17, 2020, made 182 loan modifications for $22 million which represents 2% of the June 30, 2020 secondary market residential portfolio ◼ Q3 2020 residential mortgage origination volume is expected to remain elevated with increased gain on sale due to strong refinance activity In-house 1-4 Family Residential Mortgage Portfolio Secondary Market 1-4 Family Residential Mortgage Portfolio Residential Mortgage Loan Origination Volume ($mm) $0 $20 $40 $60 $80 $100 $120 $140 2Q19 3Q19 4Q19 1Q20 2Q20 28

Loan Portfolio Overview: Asset Quality and Reserves

Asset quality impact from COVID-19 is modest so far

- At June 30, 2020, non-performing assets were $18.4 million, or 0.53% of total assets compared to $24.1 million, or 0.74% of total assets at December 31, 2019
- Net charge-offs were $0.5 million, or 0.05% on an annualized basis for the six months ended June 30, 2020
- Substandard loans increased $24.5 million to $92.8 million and Watch loans increased $26.2 million to $150.1 million as of June 30, 2020 when compared to March 31, 2020

Augmenting allowance for loan losses

- Allowance for loan losses totaled $29.7 million, or 1.31% of loans before allowance, at June 30, 2020 compared to $22.3 million, or 1.03% at December 31, 2019
  - Excluding $178 million of PPP loans, the ALLL ratio is 1.42%
- Allocation for the quarter ended June 30, 2020 included $3.7 million of reserve build related to changes in certain qualitative factors for loan portfolios that we believe could be impacted by COVID-19, which brought our total COVID-19 reserve build to $7.0 million
- In addition to our allowance for loan losses, we had $3.0 million in credit-related discounts on acquired loans at June 30, 2020 which is unchanged from March 31, 2020

Non-performing assets/ Total assets % and Net charge-off %



NPAs/ Total Assets %
NCO %
1.16
0.23
1.17
0.15
0.78
0.23
0.74
0.07
0.53
0.05
2016
2017
2018
2019
1H20

Allowance for loan losses to total loans (%)



0.94
0.93
0.96
1.03
1.31
2016
2017
2018
2019
2Q20

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1 For reconciliation with GAAP metric, see “Non-GAAP reconciliations” Capital and Liquidity Overview CET 1 Risk-based Capital Ratio (%) Leverage Ratio (%) Tangible Common Equity to Tangible Assets (%)1 Liquidity Sources ($000) 12.21 12.09 12.71 12.15 12.43 2016 2017 2018 2019 2Q20 9.93 9.94 10.80 10.38 10.00 2016 2017 2018 2019 1Q20 8.94 8.94 9.67 9.49 9.23 2016 2017 2018 2019 2Q20 Liquidity Source As of 6/30/20 Balance of Cash and Cash Equivalents $314,365 Market Value of Unpledged Securities 434,327 Available FHLB Advance Capacity 335,687 Available Fed Fund Lines of Credit 90,000 Total Estimated Liquidity $1,174,379 30

Securities Portfolio Overview

Overview

- Company owns debt securities with a total carrying value of $775mm, consisting primarily of the following types of fixed income instruments:
  - Agency MBS: MBS pass-throughs, CMOs, and Agency CMBS
  - Municipal Bonds: weighted average NRSRO credit rating of AA/Aa2
  - Corporate Bonds: AAA covered bonds, Supra Sovereign Debt, and Investment Grade Corporate and Bank Subordinate Debt
  - Government Agency Debentures and SBA-backed Full Faith and Credit Debt
- Investment strategy focused on increasing returns on excess liquidity while minimizing volatility of GAAP equity from mark-to-market changes in Accumulated Other Comprehensive Income
- Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise
- Current portfolio performance outperforms peers with higher average book yield, greater unrealized gains, lower duration (market value sensitivity) and superior convexity

Key investment portfolio metrics

($000)	AFS	HTM	Total
Amortized Cost	$679,264	$73,823	$753,087
Fair Value	701,353	78,317	779,670
Unrealized Gain/(Loss)	22,089	4,494	26,583
Book Yield	2.33%	2.98%	2.39%
Effective Duration	3.42	3.61	3.44

Available for Sale



Corporate 3.62%
U.S. Gov't Agencies 1.99%
Agency CMBS 2.48%
Municipal 2.41%
Agency RMBS 1.88%

Balance: $701mm
Yield: 2.33%

Held to Maturity



Agency CMBS 2.83%
Municipal 3.50%
Agency RMBS 2.33%

Balance: $74mm
Yield: 2.98%

Financial data as of June 30, 2020

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Interest Rate Sensitivity Financial data as of June 30, 2020 Impact of Parallel Rate Shocks to Net Interest Income Impact of Parallel Rate Shocks to Economic Value of Equity 2.0% (3.6%) 8.7% 21.4% 31.5% Rates -100 Rates + 100 Rates + 200 Rates + 300 Rates + 400 (1.6%) 5.3% 11.1% 16.5% 21.5% (3.1%) 11.0% 21.4% 30.7% 39.0% Rates -100 Rates + 100 Rates + 200 Rates + 300 Rates + 400 Year 1 Net Interest Income Year 2 Net Interest Income 32

Appendix 33

Non-GAAP reconciliations

Adjusted net income and adjusted ROAA

($000)	2017	2018	2019	2Q20	1H20
Net income	$56,103	$63,799	$66,865	$7,419	$13,640
C-Corp equivalent adjustment [2]	(18,809)	(15,502)	(13,493)	--	--
C-Corp equivalent net income [2]	$37,294	$48,297	$53,372	$7,419	$13,640
Adjustments:					
Net earnings (losses) from closed or sold operations, including gains on sale [1]	1,712	(822)	524	--	--
Charges related to termination of certain employee benefit plans	--	--	(3,796)	(609)	(1,457)
Impairment losses related to closure of branches	(1,936)	--	--	--	--
Nonrecurring charge related to an employee benefits policy change	(1,336)	--	--	--	--
Expenses related to FDIC indemnification assets and liabilities	(999)	--	--	--	--
Realized gain (loss) on sales of securities	(1,275)	(2,541)	--	--	--
Mortgage servicing rights fair value adjustment	(315)	629	(2,400)	(508)	(2,679)
Total adjustments	(4,149)	(2,734)	(5,672)	(1,117)	(4,136)
Tax effect of adjustments	1,685	779	1,617	318	1,179
Less adjustments after tax effect	(2,464)	(1,955)	(4,055)	(799)	(2,957)
Adjusted net income	**$39,758**	**$50,252**	**$57,427**	**$8,218**	**$16,597**
Average assets	$3,320,239	$3,247,598	$3,233,386	$3,453,149	$3,320,946
Return on average assets	1.69%	1.96%	2.07%	0.86%*	0.82%*
C Corp equivalent return on average assets	1.12%	1.49%	1.65%	N/A	N/A
Adjusted return on average assets	**1.20%**	**1.55%**	**1.78%**	**0.95%***	**1.00%***

* Annualized measure; [1] Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.; [2] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019.

HBT Financial

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Non-GAAP reconciliations (cont'd)

Average tangible common equity and adjusted ROATCE

($000)	2017	2018	2019	2Q20	1H20
Total stockholders' equity	$338,317	$330,214	$341,544	$346,540	$344,030
Less: goodwill	(23,620)	(23,620)	(23,620)	(23,620)	(23,620)
Less: core deposit intangible assets	(7,943)	(6,256)	(4,748)	(3,589)	(3,743)
Average tangible common equity	**$306,754**	**$300,338**	**$313,176**	**$319,331**	**$316,667**
Net income	$56,103	$63,799	$66,865	$7,419	$13,640
C Corp equivalent net income [1]	37,294	48,297	53,372	N/A	N/A
Adjusted net income	39,758	50,252	57,427	8,218	16.597
Return on average stockholders' equity	16.58%	19.32%	19.58%	8.56%*	7.93%*
C Corp equivalent return on average stockholders' equity [1]	11.02%	14.63%	15.63%	N/A	N/A
Adjusted return on average stockholders' equity	11.75%	15.22%	16.81%	9.49%*	9.65%*
Return on average tangible common equity	18.29%	21.24%	21.35%	9.29%*	8.61%*
C Corp equivalent return on average tangible common equity [1]	12.16%	16.08%	17.04%	N/A	N/A
Adjusted return on average tangible common equity	**12.96%**	**16.73%**	**18.34%**	**10.29%***	**10.48%***

* Annualized measure; [1] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019.

HBT Financial

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Non-GAAP reconciliations (cont’d) ($000) 2016 2017 2018 2019 2Q20 1H20 Net interest income $121,101 $120,998 $129,442 $133,800 $28,908 $59,570 Tax equivalent adjustment 5,468 5,527 2,661 2,309 483 946 Net interest income (tax-equivalent basis) $126,569 $126,525 $132,103 $136,109 $29,391 $60,516 Average interest-earnings assets $3,131,763 $3,157,195 $3,109,289 $3,105,863 $3,315,561 $3,189,323 Net interest income (tax-equivalent basis) Net interest margin (tax-equivalent basis) * Annualized measure. (%) 2016 2017 2018 2019 2Q20 1H20 Net interest margin 3.87% 3.83% 4.16% 4.31% 3.49%* 3.74%* Tax equivalent adjustment 0.17% 0.18% 0.09% 0.07% 0.06%* 0.05%* Net interest margin (tax-equivalent basis) 4.04% 4.01% 4.25% 4.38% 3.55%* 3.79%* 36

Non-GAAP reconciliations (cont’d) Efficiency ratio (tax-equivalent basis) ($000) 2017 2018 2019 2Q20 1H20 Total noninterest expense $94,057 $90,317 $91,026 $23,499 $46,806 Less: amortization of intangible assets (1,916) (1,559) (1,423) (305) (622) Adjusted noninterest expense $92,141 $88,758 $89,603 $23,194 $46,184 Net interest income $120,998 $129,442 $133,800 $28,908 $59,570 Total noninterest income 33,171 31,240 32,751 8,060 13,312 Operating revenue 154,169 160,862 166,551 36,968 72,882 Tax-equivalent adjustment 5,527 2,661 2,309 483 946 Operating revenue (tax-equivalent basis) $159,696 $163,343 $168,860 $37,451 $73,828 Efficiency ratio 59.77% 55.24% 53.80% 62.74% 63.37% Efficiency ratio (tax-equivalent basis) 57.70% 54.34% 53.06% 61.93% 62.56% 37

Non-GAAP reconciliations (cont’d) ($000) 2016 2017 2018 2019 1H20 Net charge-offs $4,974 $3,082 $4,953 $1,614 $504 Net charge-offs (originated) 1 1,245 2,500 3,137 732 175 Net charge-offs (acquired) 1 3,729 582 1,816 882 329 Average loans, before allowance for loan losses $2,132,405 $2,091,863 $2,131,512 $2,178,897 $2,203,031 Average loans, before allowance for loan losses (originated) 1 1,611,846 1,748,418 1,873,623 1,981,658 2,050,377 Average loans, before allowance for loan losses (acquired) 1 520,559 343,445 257,889 197,239 152,654 Net charge-offs percentage 0.23% 0.15% 0.23% 0.07% 0.05%* Net charge-offs percentage (originated) 1 0.08% 0.14% 0.17% 0.04% 0.02%* Net charge-offs percentage (acquired) 1 0.72% 0.17% 0.70% 0.45% 0.43%* Originated and acquired NCOs / loans * Annualized measure; 1 Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. 38

Non-GAAP reconciliations (cont'd)

Credit quality ratios

($000)	2017	2018	2019	2Q20
Non-performing loans [2]	$22,102	$15,913	$19,049	$13,952
Foreclosed assets	16,545	9,559	5,099	4,450
Non-performing assets [2]	**$38,647**	**$25,472**	**$24,148**	**$18,402**
Loans, before allowance for loan losses	$2,115,946	$2,144,257	$2,163,826	$2,275,795
Nonperforming loans to loans, before allowance for loan losses	1.04%	0.74%	0.88%	0.61%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	1.81%	1.18%	1.11%	0.81%

Credit quality ratios (originated) [1]

($000)	2017	2018	2019	2Q20
Non-performing loans	$15,533	$10,366	$10,841	$9,066
Foreclosed assets	5,950	1,395	1,022	1,092
Non-performing assets	**$21,483**	**$11,761**	**$11,863**	**$10,158**
Loans, before allowance for loan losses	$1,825,129	$1,923,859	$1,998,496	$2,132,189
Nonperforming loans to loans, before allowance for loan losses	0.85%	0.54%	0.54%	0.43%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	1.17%	0.61%	0.59%	0.48%

Credit quality ratios (acquired) [1]

($000)	2017	2018	2019	2Q20
Non-performing loans [2]	$6,569	$5,547	$8,208	$4,886
Foreclosed assets	10,595	8,164	4,077	3,358
Non-performing assets [2]	**$17,164**	**$13,711**	**$12,285**	**$8,244**
Loans, before allowance for loan losses	$290,817	$220,398	$165,330	$143,606
Nonperforming loans to loans, before allowance for loan losses	2.26%	2.52%	4.96%	3.40%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	5.69%	6.00%	7.25%	5.61%

[1] Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company's underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln; [2] Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.3 million as of December 31, 2017, $2.7 million as of December 31, 2018, $0.1 million as of December 31, 2019, and $0.1 million as of June 30, 2020.

HBT Financial

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Non-GAAP reconciliations (cont’d) Tangible book value per share and cumulative effect of dividends (2007 to 3Q19) ($mm) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Tangible book value per share Total equity $109 $120 $130 $143 $197 $262 $257 $287 $311 $326 $324 $340 $349 Less goodwill (23) (23) (23) (23) (23) (23) (12) (12) (24) (24) (24) (24) (24) Less core deposit intangible (9) (9) (7) (7) (7) (15) (11) (9) (11) (9) (7) (5) (4) Tangible common equity $77 $88 $99 $113 $167 $224 $233 $265 $276 $294 $293 $311 $321 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Book value per share $6.65 $7.36 $7.95 $8.73 $12.00 $14.68 $14.23 $15.92 $17.26 $18.05 $17.92 $18.88 $19.36 Tangible book value per share $4.69 $5.38 $6.10 $6.91 $10.15 $12.56 $12.93 $14.72 $15.33 $16.25 $16.23 $17.27 $17.80 TBVPS CAGR (%) 12.0% Cumulative effect of dividends per share Cumulative regular dividends $-- $3 $7 $10 $13 $17 $22 $26 $33 $38 $46 $54 $62 Cumulative special dividends -- -- -- -- -- 10 10 10 10 20 45 52 79 Cumulative effect of dividends $-- $3 $7 $10 $13 $27 $32 $36 $43 $58 $91 $106 $141 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Cumulative effect of dividends per share $-- $0.20 $0.40 $0.60 $0.79 $1.53 $1.77 $2.02 $2.36 $3.21 $5.01 $5.88 $7.83 40

Non-GAAP reconciliations (cont’d) IPO adjusted tangible book value per share ($mm) IPO Adjusted 3Q19 2019 2Q20 Tangible book value per share Total equity $333 $347 Less goodwill (24) (24) Less core deposit intangible (4) (3) Tangible common equity $305 $321 Shares outstanding (mm) 27.46 27.46 Book value per share $12.12 $12.67 Tangible book value per share $10.54 $11.12 $11.68 TBVPS CAGR (%) 14.7% Tangible book value per share (IPO adjusted 3Q19 to 2Q20) ($000) 3Q19 Tangible common equity Total equity $348,936 Less goodwill (23,620) Less core deposit intangible (4,366) Tangible common equity 320,950 Net proceeds from initial public offering 138,493 Use of proceeds from initial public offering (special dividend) (169,999) IPO adjusted tangible common equity $289,444 Shares outstanding 18,027,512 New shares issued during initial public offering 9,429,794 Shares outstanding, following the initial public offering 27,457,306 Tangible book value per share $17.80 Dilution per share attributable to new investors and special dividend payment (7.26) IPO adjusted tangible book value per share $10.54 41

Non-GAAP reconciliations (cont’d) ($000) 2016 2017 2018 2019 2Q20 Tangible common equity Total equity $326,246 $323,916 $340,396 $332,918 $347,840 Less goodwill (23,620) (23,620) (23,620) (23,620) (23,620) Less core deposit intangible (8,928) (7,012) (5,453) (4,030) (3,408) Tangible common equity $293,698 $293,284 $311,323 $305,268 $320,812 Tangible assets Total assets $3,317,124 $3,312,875 $3,249,569 $3,245,103 $3,501,412 Less goodwill (23,620) (23,620) (23,620) (23,620) (23,620) Less core deposit intangible (8,928) (7,012) (5,453) (4,030) (3,408) Tangible assets $3,284,576 $3,282,243 $3,220,496 $3,217,453 $3,474,384 Total stockholders’ equity to total assets 9.84% 9.78% 10.48% 10.26% 9.93% Tangible common equity to tangible assets 8.94% 8.94% 9.67% 9.49% 9.23% Tangible common equity to tangible assets 42

Non-GAAP reconciliations (cont’d) ($000) 2017 2018 2019 2Q20 Total deposits $2,855,685 $2,795,970 $2,776,855 $3,015,113 Less time deposits of $250,000 or more (42,830) (36,875) (44,754) (24,602) Less brokered deposits -- -- -- -- Core deposits $2,812,855 $2,759,095 $2,732,101 $2,990,511 Core deposits to total deposits 98.50% 98.68% 98.39% 99.18% Core deposits 43

HBT Financial, Inc. 44